Exhibit 10.108

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) is made effective the 6th day of August, 2015 (the “Effective Date”), notwithstanding the actual date of execution, by and between RIVERCHASE VILLAGE ADK, LLC, a Georgia limited liability company (“Seller”) and OMEGA COMMUNITIES, LLC, a Florida limited liability company (“Purchaser”).
RECITALS
WHEREAS, Seller and Purchaser previously entered into that certain Asset Purchase Agreement dated June 11, 2015, for the sale and purchase of the real property described therein (the “Agreement”); and
WHEREAS, Seller and Purchaser acknowledge that it is in their mutual interest to enter into this Amendment to make certain changes to the Agreement as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions hereinafter contained, and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the undersigned Seller and Purchaser do hereby covenant, declare, acknowledge and agree as follows:
1.All defined terms and words set forth in this First Amendment shall have the same meaning and definitions as set forth in the Agreement unless specifically provided otherwise in this First Amendment.

2.Section 2.3 is hereby deleted and replaced with the following:

(a)
Upon execution of this First Amendment, the Title Company is authorized and directed to release to Seller the $100,000.00 Initial Deposit being held in escrow by Title Company as of the Effective Date of this First Amendment (the “Released Earnest Money Deposit”) pursuant to wire transfer instructions to be provided by Seller to Title Company.

(b)
Within two (2) business days after the Effective Date of this First Amendment, Purchaser shall deliver to Title Company earnest money in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Additional Earnest Money Deposit”) to be held by Title Company in escrow in a non-interest bearing account.

(c)
If Purchaser wishes to extend the Closing Date from August 31, 2015 to September 30, 2015, Purchaser must (i) provide written notice to Seller on or before August 27, 2015 and (ii) deliver to the Title Company on or before August 31, 2015, an extension deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Extension Deposit”) to be held in the Title Company in escrow in a non-interest bearing account.

(d)
The Released Earnest Money Deposit, the Additional Earnest Money Deposit and the Extension Deposit (if any) are collectively referred to as the “Earnest Money Deposit”. The parties agree that if the purchase of the Transferred Assets closes, the Earnest Money Deposit shall be applied to the Purchase Price as a credit to Purchaser at Closing. If the purchase of the Transferred Assets does not close on or before the Closing Date for any reason other than (i) Seller’s breach of this Agreement (not cured with in any applicable cure period) or (ii) a casualty or condemnation relating to the Facilities, the Released Earnest Money Deposit shall be retained by Seller and the Additional Earnest Money Deposit and the Extension Deposit (if any) shall be promptly disbursed to Seller. If the purchase of the Transferred Assets does not close on or before the Closing Date, as a result of Seller’s breach of this Agreement (not cured within applicable cure periods) or a casualty or condemnation relating to the Facilities, the Released Earnest Money Deposit shall be returned to the Title Company and the Earnest Money Deposit and the Extension Deposit (if any) shall be disbursed in accordance with the terms of this Agreement.

3.Section 2.4 is hereby deleted and replaced with the following:

The purchase price for the Transferred Assets (the “Purchase Price”) shall be an amount equal to Six Million Eight Hundred Fifty Thousand and No/100 Dollars (6,850,000.00).

4.Section 4.21 is hereby deleted and replaced with the following:

Except for Emory Relocation and Referral (“Purchaser’s Broker”) and Marcus & Millichap (“Seller’s Broker”; together with Purchaser’s Broker, collectively, the “Brokers”), no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the Closing. Seller hereby agrees to pay Seller’s Broker a commission fee equal to three percent (3%) of $6,750,000.00, which commission fees shall be deducted from the Seller’s proceeds at Closing. In addition, if the Closing occurs on or before the Closing Date, Seller shall pay Purchaser’s Broker a commission fee equal to Sixty-seven Thousand Five Hundred and N0/Dollars ($67,500.00), which commission fee shall be deducted from Seller’s proceeds at Closing.

5.Section 12.1(a) is hereby deleted in its entirety and replaced with the following:

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“12.1(a) The Closing hereunder shall take place through an escrow closing by release of documents and funds held in escrow by the Title Company on or before August 31, 2015,” subject to Purchaser’s right to extend the Closing Date to September 30, 2015 as described in Section 2.3 above.

6.In the event of a conflict between the terms and provisions of this First Amendment and terms and provisions of the Agreement, the terms and provisions of this First Amendment shall prevail. Except as set forth herein, the terms and provisions of the Agreement shall remain in full force and effect.

7.This First Amendment may be executed in counterparts and by facsimile by the parties hereto and each shall be considered an original insofar as the parties hereto are concerned, and together said counterparts shall comprise one single document.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned parties have executed this First Amendment on the dates set forth immediately beneath their respective signatures, but effective as of the date first above written.

SELLER:

RIVERCHASE VILLAGE ADK, LLC,
a Georgia limited liability company

By:	/s/ Christopher F. Brogdon
Name:	Christopher F. Brogdon
Title:	Manager

PURCHASER:

OMEGA COMMUNITIES, LLC,
a Florida limited liability company

By:	/s/ James A. Taylor, Jr.
Name:	James A. Taylor, Jr.
Title:	COO

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